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                                                                    EXHIBIT 4.22














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                          ATLANTIC PREMIUM BRANDS, LTD.
                              AMENDED AND RESTATED
                              PUT OPTION AGREEMENT


                          -----------------------------


                           DATED AS OF APRIL 13, 2001
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                                TABLE OF CONTENTS
                                                                            Page
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Section 1.  Definitions........................................................1

Section 2.  Put Option.........................................................1
            2.1   Put Option...................................................2
            2.2   Manner of Exercise...........................................2
            2.3   Closing and Payment..........................................3
            2.4   Appointment of Appraiser.....................................3

Section 3.  Termination........................................................3

Section 4.  Miscellaneous......................................................3


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                    AMENDED AND RESTATED PUT OPTION AGREEMENT

      This AMENDED AND RESTATED PUT OPTION AGREEMENT dated as of April 13, 2001 ("Agreement") is by and among Atlantic Premium Brands, Ltd. ("COMPANY"), a Delaware corporation, Banc One Capital Partners, LLC ("BOCP"), a Delaware limited liability company, and Sterling BOCP, LLC ("STERLING"), a Delaware limited liability company. BOCP and Sterling are referred to individually as a "HOLDER" and collectively as the "HOLDERS". The Company and the Holders are referred to collectively as the "PARTIES" and individually as a "PARTY".

                                    RECITALS

      WHEREAS, the Company and BOCP entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as amended, "1998 PURCHASE AGREEMENT"), pursuant to which BOCP purchased from the Company a senior subordinated note due March 31, 2005 in the principal amount of $6,500,000, a fixed warrant to purchase 666,947 shares of Company nonvoting common stock and a contingent warrant to purchase up to 428,753 shares of Company nonvoting common stock (the note, fixed warrant and contingent warrant are collectively referred to herein as the "1998 BOCP SECURITIES");

      WHEREAS, BOCP has agreed to sell, and Sterling has agreed to purchase, a ten percent (10%) interest in the 1998 BOCP Securities, the 1998 Purchase Agreement and certain related rights and security agreements thereunder pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith ("2001 PURCHASE AGREEMENT");

      WHEREAS, the Parties deem it desirable to amend and restate that certain Put Option Agreement dated as of March 20, 1998, by and between the Company and BOCP ("PUT OPTION AGREEMENT") as set forth herein in order to induce Sterling to enter into the 2001 Purchase Agreement; and

      WHEREAS, this Agreement, as an amendment to the Put Option Agreement, is one of the "RELATED DOCUMENTS" referred to in the 1998 Purchase Agreement.

      THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

      SECTION 1.  DEFINITIONS.

      All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the 1998 Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.
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      For purposes of this Agreement, the term "HOLDER'S NOTE" means (a) with respect to Sterling, the 2001 Sterling Note (as defined in the 2001 Purchase Agreement) and (b) with respect to the BOCP, the 2001 BOCP Note (as defined in the 2001 Purchase Agreement).

      For purposes of this Agreement, the term "FIXED WARRANT" means (a) with respect to Sterling, the 2001 Sterling Fixed Warrant (as defined in the 2001 Purchase Agreement) and (b) with respect to BOCP, the 2001 BOCP Fixed Warrant (as defined in the 2001 Purchase Agreement).

      For purposes of this Agreement, the term "CONTINGENT WARRANT" means (a) with respect to Sterling, the 2001 Sterling Contingent Warrant (as defined in the 2001 Purchase Agreement) and (b) with respect to BOCP, the 2001 BOCP Contingent Warrant (as defined in the 2001 Purchase Agreement).

      For purposes of this Agreement, "WARRANT SHARES" means the Common Shares issued or issuable upon exercise of the 2001 BOCP Warrants (as defined in the 2001 Purchase Agreement) and the 2001 Sterling Warrants (as defined in the 2001 Purchase Agreement).

      SECTION 2.  PUT OPTION.

            2.1. PUT OPTION. Upon the earlier to occur of: (i) the fifth anniversary of the Closing Date; (ii) a Disposition; (iii) a Non-Surviving Combination; (iv) the date upon which the Sellers prepay a Holder's Note in full; or (v) any Acceleration of the payment of a Holder's Note; and, provided, that at the time of such occurrence an Illiquidity Event has occurred and is continuing, then such Holder shall have the option (a "Fixed Put Option") to independently require the Company to purchase from it, upon the terms and subject to the conditions set forth in this Agreement, all, but not less than all, of the Warrant Shares issued or issuable to such Holder upon exercise of the Fixed Warrant then owned by such Holder at a purchase price per share equal to the Put Option Price then in effect.

      Upon the earlier to occur of: (i) the fifth anniversary of the Closing Date, (ii) a Disposition; or (iii) a Non-Surviving Combination; and, provided, that, at the time of such occurrence, an Illiquidity Event has occurred and is continuing, each Holder shall have the option (a "Contingent Put Option") to independently require the Company to purchase from such Holder, upon the terms and subject to the conditions set forth in this Agreement, all, but not less than all, of the Warrant Shares issued or issuable to such Holder upon exercise of the Contingent Warrant then owned by such Holder at a purchase price per share equal to the Put Option Price then in effect.

      The Fixed Put Option and the Contingent Put Option are referred to collectively as the "Put Options" and individually as a "Put Option". The term "Illiquidity Event" means that, as of any date of determination, if (i) the Company is not listed on a stock exchange or other dealer network, or (ii) the average weekly trading volume of the Company's Common Stock for four consecutive calendar weeks falls below the product of (A) 15% of (B) the number of such Holder's outstanding Warrant Shares.

            2.2 MANNER OF EXERCISE. Each Put Option may be exercised by a Holder giving a one time irrevocable Notice within 30 days of the effective date of such Put Option to


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the Company that such Holder elects to exercise such Put Option upon the terms and subject to the conditions set forth in this Agreement. Upon final determination of the Put Price, the Company shall be required to purchase from such Holder all of the Warrant Shares issued or issuable upon exercise of the Warrant subject to such Put Option then owned by such Holder. The Company shall not be obligated to purchase the Warrant Shares subject to such Put Option then owned by such Holder if the Company shall be unable to do so without a breach or violation of the provisions of Applicable Law, its Charter Documents or the Senior Loan Agreement. Notwithstanding the foregoing, the Company shall use reasonable efforts to remove any such limitations upon its ability to purchase the Warrant Shares, and the Company shall have the continuing obligation to purchase such Warrant Shares immediately after and to the extent such limitations have been removed.

            2.3 CLOSING AND PAYMENT. With respect to each Put Option, the closing for the purchase of the Warrant Shares pursuant to this Agreement shall occur within fifteen Business Days following the date of the determination of the Put Price. The Put Price shall be payable to an exercising Holder by the Company by (i) wire transfer of immediately available funds, or (ii) by delivery of a certified or cashiers' check.

            2.4 APPOINTMENT OF APPRAISER. If the appointment of an Appraiser is necessary in connection with the determination of any Put Price, then within
(i) ten days after the exercise of such Put Option if there is a Disposition or Non-Surviving Combination or (ii) ten days after the expiration of the 30 day period in which the Company and the exercising Holder may agree on an Appraisal Value, the Company and such Holder shall endeavor in good faith to select a mutually acceptable Appraiser. If no such Appraiser is mutually selected within such time period or such longer time period as the Company and such Holder shall mutually agree upon, then within ten days thereafter, the Company and such Holder shall each designate an investment banking firm that is not an Affiliate of either the Company or such Holder, and within ten days thereafter, such investment banking firms shall mutually select the Appraiser. The Company shall pay the reasonable fees and expenses of the Appraiser, and, if applicable, the Company and such Holder shall each pay the fees and expenses of the investment banking firm designated by each of them for the purpose of selecting the Appraiser.


      SECTION 3. TERMINATION. Notwithstanding the foregoing, if a Holder ceases to own Warrant Shares representing at least 1% of the Outstanding Common Shares of the Company at any time prior to the exercise of the Fixed Put Option, the rights of such Holder under this Agreement and the obligations of the Company to such Holder hereunder shall terminate.

      SECTION 4. MISCELLANEOUS. The provisions of Section 11 of the 1998 Purchase Agreement are applicable to this Agreement and are incorporated by reference in this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]


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      The parties have executed and delivered this Amended and Restated Put
Option Agreement effective as of the day and year first above written.



COMPANY:                                  HOLDERS:

ATLANTIC PREMIUM BRANDS, LTD.             BANC ONE CAPITAL PARTNERS, LLC

                                          By: Banc One Capital Partners
By:  /s/ MERRICK M. ELFMAN                    Holdings, Ltd., Manager
    ----------------------
Name:    MERRICK M. ELFMAN                By: BOCP Holdings Corporation, Manager
      --------------------
Its:     Chairman                         By:   /s/ JAMES J. HENSON
     ------------                             ---------------------
                                          Name:     JAMES J. HENSON
                                                -------------------
                                          Its: Authorized Signatory



                                          STERLING BOCP, LLC

                                          By:  /s/ STEVEN M. TASLITZ
                                              ----------------------

                                          Name:    STEVEN M. TASLITZ
                                                --------------------

                                           Its:    Manager
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